Exhibit 99.1

HILLENBRAND INDUSTRIES

Financial News Release

HILLENBRAND INDUSTRIES COMPLETES TWO NEW REVOLVING
SENIOR CREDIT FACILITIES TOTALING $500 MILLION

BATESVILLE, INDIANA, FRIDAY, AUGUST 2, 2002 – Hillenbrand Industries, Inc. (NYSE:HB), a leader in the health care and funeral services industries, announced today the closing and completion of the syndication of two new revolving senior credit facilities totaling $500 million. The credit facilities have been put in place to finance acquisitions, for working capital and capital expenditure requirements, and for other general corporate purposes.

Banc of America Securities LLC and Salomon Smith Barney Inc. serve as joint lead arrangers and joint book runners. Bank of America, N.A. serves as Administrative Agent and Citicorp USA, Inc. serves as syndication agent. Bank One Corporation, LaSalle Bank National Association, and UBS AG, Stamford Branch serve as documentation agents. The two new credit facilities consist of a $250 million 364-day revolving credit facility and a $250 million three-year revolving credit facility.

Frederick W. Rockwood, president and chief executive officer of Hillenbrand Industries said, “We appreciate the strong response to these credit facilities that we received from the banking and financial communities. I believe their financing commitments are a vote of confidence in our company as we seek profitable revenue growth opportunities, especially through new business development in the health care industry. These credit facilities, along with our cash and cash equivalents on hand, provide us nearly $800 million in flexible liquidity to implement our strategies for increasing shareholder value without eroding our strong investment grade balance sheet.”

About Hillenbrand Industries Inc.

Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the funeral services and health care industries. All three subsidiaries have headquarters in Batesville, Indiana.

Hillenbrand Industries’ Health Care Group consists of Hill-Rom Company, a recognized leader in the worldwide health care community providing sales, rentals, service and support for products including beds, therapy surfaces, stretchers, infant warmers, incubators, furniture, communication systems, surgical columns, medical gas management systems, modular headwalls and lighting systems.

The Company’s Funeral Services Group consists of two businesses: Batesville Casket Company, the leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes; and Forethought Financial Services, the leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

Disclosure Regarding Forward-Looking Statements:

Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. Forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those, indicated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “purposes,” “strong,” “believe,” “interest,” “confidence,” “aimed,” “realizing,” “full,” “profit,” “potential,” “profitable,” “growth,” “opportunities,” “nearly,” “flexible,” “strategies,” “increasing,” “value,” “eroding” or the negative of those terms or other variations of them or by comparable terminology, but their absence does not mean that the statement is not forward-looking. In particular, statements, expressed or implied, concerning future actions, conditions or events, or future operating results or the ability to generate sales, income or cash flow or increase market share in a market are forward-looking statements.

Forward-looking statements include statements regarding securing the credit facilities for working capital, capital expenditures, or other corporate purposes such as financing acquisitions; a strong response to the credit facilities from the banking and financial communities; a belief their interest is a vote of confidence in our business plans aimed at realizing the full profit potential of our existing businesses as we seek profitable revenue growth opportunities, especially through new business development in the health care industry; nearly $800 million in flexible liquidity to implement our strategies for increasing shareholder value without eroding our strong balance sheet.

It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: a downturn in the general business and economic conditions of the Company’s customers, a decrease in death rates, whether the Company’s new products are successful in the marketplace, a decline in Medicare reimbursements if customers decrease capital spending in response to such a decline, the lack of success in previously announced realignment and cost reduction activities, unanticipated legal matters or unfavorable legal results and compliance with certain regulations and certification requirements for new and existing products, unexpected negative performance of the Company’s insurance investment portfolio, and other factors identified in the Company’s periodic reports filed with the Securities and Exchange Commission. There are other factors besides those described or incorporated in the release and in other documents filed with the Securities and Exchange Commission that could cause actual conditions, events or results to differ from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

Contacts:

Investor Relations: Mark R. Lanning, Vice President and Treasurer, (812) 934-7256;
News Media: Christopher P. Feeney, Director, Public Affairs & Corporate
Communications, (812) 934-8197, both of Hillenbrand Industries Inc.
www.hillenbrand.com

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